CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Post -effective Amendment No. 3 to the Registration Statement for Star Select Funds of all references to our firms included in or made a part of this Amendment.





McCurdy & Associates CPA's, Inc.
July 28, 1998